Exhibit 13.1

Annual Certification

Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

Pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Credit Suisse Group AG and Credit Suisse AG, incorporated in Switzerland (the “Companies”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2013 of the Companies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Companies for such period presented.

Dated: April 3, 2014

/s/ Brady W. Dougan

Name: Brady W. Dougan

Title: Chief Executive Officer of Credit Suisse Group AG and Credit Suisse AG

Dated: April 3, 2014

/s/ David R. Mathers

Name: David R. Mathers

Title: Chief Financial Officer of Credit Suisse Group AG and Credit Suisse AG